Exhibit 31.1

CERTIFICATION

I, John J. Quicke, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Steel Excel Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ John J. Quicke
Date: May 15, 2012	John J. Quicke Interim President and Chief Executive Officer